Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Puerto Rico Branch of Island Finance Sales Finance Corporation:
We consent to the incorporation by reference in the Registration Statement (No. 333-116247) on Form S-3 of Santander BanCorp of our report dated May 26, 2006, with respect to the consolidated balance sheet of Puerto Rico Branch of Island Finance Sales Finance Corporation as of December 31, 2005, and the related consolidated statements of operations and cash flows for the year ended December 31, 2005, which report appears in the Form 8-K/A of Santander BanCorp dated June 19, 2006.
/s/ KPMG LLP
Des Moines, Iowa
June 19, 2006

Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Island Finance Puerto Rico, Inc.:
We consent to the incorporation by reference in the Registration Statement (No. 333-116247) on Form S-3 of Santander BanCorp of our report dated May 12, 2006, with respect to the balance sheet of Island Finance Puerto Rico, Inc. as of December 31, 2005, and the related statements of operations and accumulated deficit, changes in stockholder’s equity, and cash flows for the year ended December 31, 2005, which report appears in the Form 8-K/A of Santander BanCorp dated June 19, 2006.
/s/ KPMG LLP
Des Moines, Iowa
June 19, 2006